Exhibit 10.2

                             STOCK OPTION AGREEMENT

            THIS AGREEMENT, is entered into as of the 28th day of January, 2003 (the "Grant Date") by and between Telular Corporation, a Delaware corporation (the "Company"), having its principal place of business at Vernon Hills, Illinois, and Kenneth Millard, a resident of Lake Forest, Illinois (the "Executive").

            WHEREAS, pursuant to the Employment Agreement effective January 1, 2003 (the "Employment Agreement"), the Executive has agreed to remain Chairman, President and Chief Executive Officer of the Company; and

            WHEREAS, pursuant to the Employment Agreement the Company has agreed to grant to the Executive, in partial consideration for his agreement to enter into the Employment Agreement, certain options to purchase shares of common stock, par value $.01 per share, of the Company ("the Company Shares") ;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows.

            1. Grant of Options The Company hereby grants to the Executive options to purchase up to 250,000 Company Shares (the "Options"), subject to the terms and conditions of this Option Agreement and pursuant to, and in accordance with the terms of, the Company's Fifth Amended and Restated Stock Incentive Plan (the "Plan"). These Options are intended to be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs"), although the Company does not warrant that the Options will be treated as ISOs for tax purposes. To the extent that any portion of the Options fail for any reason to satisfy the requirements applicable to ISOs, that portion of the Options shall be non-qualified stock options. The Executive must hold 20% of any and all shares received from exercies of the Options for the entire time that Executive is Chariman, President and Chief Eexecutive Officer of the Company.


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            2. Option Vesting. Subject to the termination provisions of Section
3(b), Options shall vest as follows:

            (a) In accordance with the Company's standard Plan 7 (i.e., 1/3 of the shares shall vest on each anniversary of the Grant Date).

            (b) In the event of any merger or consolidation between the Company and any other entity (other than one in which the stockholders of the Company prior to such transaction receive, in exchange for their Company shares, stock of the surviving corporation and such stock constitutes more than 50% of the outstanding stock of the surviving corporation following such transaction), or any sale by the Company of all or substantially all of its assets, all Options then held by the Executive that have not theretofore vested shall vest five days prior to the earlier of (i) the record date, if any, for such transaction and
(ii) the closing date of such transaction.

            3. Option Term.

            (a) Options may be exercised in whole or in part, at any time or from time to time from the date upon which they vest until the termination of such Options; provided, however, that no Option may be exercised earlier than six months after the Grant Date. All Options not theretofore exercised or terminated shall terminate, and be of no further force or effect, on Janaury 28, 2009, or, if earlier, on such date as is ten years after the Grant Date.

            (b) In the event that the employment by the Company of the Executive terminates for any reason, all Options that, as of the effective date of such termination, have not vested shall terminate and be of no further force or effect. All vested options shall terminate if not exercised within 180 days after the date of termination of the Executive's employment by the Company.

            4. Option Exercise Price. The option exercise price for options shall be $3.849 per share (the price on Janaury 28, 2003).

            5. Issuance of Company Shares. The Executive shall exercise the options by giving written notice thereof to the Company and paying the applicable option exercise price to the Company by certified check or electronic wire transfer of immediately available funds. Upon receipt of such payment, the Company shall issue



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to the Executive certificates evidencing the Company Shares purchased therewith.
The Executive must hold 20% of any and all shares received from exercies of the Options for the entire time that Executive is Chariman, President and Chief Eexecutive Officer of the Company.

            6. Recapitalizations, Etc. If, prior to the Executive's receipt of the Shares, the Company effects a subdivision or consolidation of interest, stock split, dividend or distribution of Company Shares or other securities of the Company, or other recapitalization, capital readjustment or reorganization, the Company Shares subject to these options under this Agreement and the applicable-option exercise price for such Options shall be adjusted as follows:

            (a) after each such event the number of Company Shares that the Executive is entitled to receive with respect to any Option will be equal to the number of Company Shares that the Executive would hold by reason of (i) the exercise of such Option immediately prior to the record date for such event and
(ii) the effect of such event upon the Company Shares received upon such exercise, subject to further adjustment pursuant to Section 7 for subsequent events if applicable; and

            (b) the applicable option exercise price shall be adjusted ratably in proportion to any adjustment in the number of Company Shares to be issued with respect to any Option.

            7. Mergers, etc. If one or more corporations or partnerships merge into the Company, or if the Company merges or consolidates with one or more corporations or partnerships, the Company shall cause the surviving entity to assume the Company's obligations under this Agreement, and Company Shares subject to these Options under this Agreement and the applicable option exercise price for such options shall be adjusted as follows:

            (a) after each such event the number and nature of securities of the surviving entity that the Executive is entitled to receive with respect to any Option will be equal to the number and nature of such securities that the Executive would hold by reason of (i) the exercise of such option immediately prior to the record date for such event and (ii) the effect of such event upon the securities to be received upon such exercise, subject to further adjustment pursuant to Section 6 for subsequent events if applicable; and

            (b) the applicable option exercise price shall be adjusted ratably in



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proportion to any adjustment in the number or nature of any securities to be issued with respect to any Option.

            8. Status as Shareholder. The Executive shall not for any purpose be deemed to be a holder of any Company Shares pursuant to the exercise of any options until exercise of such options in accordance with the terms hereof and payment of the applicable option exercise price in full.

            9. Choice of Law. This Agreement shall be governed by the laws of the State of Illinois, without regard to the conflict of law provisions thereof. Any action to enforce or interpret this Agreement shall be triable only in courts whose situs is in Cook County, Illinois.

            10. Representations and Warranties. The Company represents and warrants to the Executive that the Options have been duly and validly authorized and issued by the Company and that the Company Shares, when issued in accordance herewith upon payment of the option exercise price specified herein, will be duly and validly issued, fully paid and nonassessable.

            11. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided, however, that the Executive may not transfer or assign his rights or obligations under this Agreement, including without limitation all or any portion of the Options, to any other person other than by will or the laws of descent and distribution. During the Executive's lifetime, the Options shall be exercisable only by the Executive. Any notices to be given hereunder shall be effective only if in writing and shall be deemed given when delivered in person or when sent by reputable overnight delivery service to the following addresses:

            If to the Company:       Telular Corporation
                                     647 N. Lakeview Parkway
                                     Vernon Hills, Illinois 60061
                                     Attn: CFO
                                     Facsimile#: 847-247-1242

            If to the Executive:     Mr. Kenneth Millard
                                     5059 Lakeview Court
                                     Oconomowoc, WI 53066
                                     Facsimile #: 262-567-0121

             with a copy to:         Mr. Kenneth Millard
                                     C/o/ Telular Corporation
                                     647 N. Lakeview Parkway
                                     Vernon Hills, Illinois 60061
                                     Facsimile #: 847-247-1242


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or to such other address as such party may indicate by notice to the other. This
Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

            IN WITNESS WHEREOF, the undersigned have set their hands as of the day and year first above written.

                               TELULAR CORPORATION


                               By: /s/ Larry J. Ford
                                   --------------------------------------
                                   Larry J. Ford
                                   Chairman of the Compensation Committee


                               KENNETH MILLARD

                               By: /s/ Kenneth Millard
                                   --------------------------------------
                                   Kenneth Millard

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